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                                                                    EXHIBIT 23.3

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-4 of 3Com Corporation ("3Com"), of our report dated February 7, 1995 relating to the financial statements of Chipcom Corporation for the year ended December 31, 1994 which appears on page 38 of 3Com Corporation's Annual Report on Form 10-K for the year ended May 31, 1997. We also consent to the application of such report to the Financial Statement Schedule of Chipcom Corporation for the year ended December 31, 1994 when such schedule is read in conjunction with the financial statements referred to in our report. We also consent to the reference to us under the heading "Experts" in the Registration Statement on Form S-4 of 3Com (file No. 333-23465), dated May 8, 1997 which is incorporated by reference in this Registration Statement.

/s/ PRICE WATERHOUSE LLP
------------------------

Price Waterhouse LLP
Boston, Massachusetts
October 24, 1997